EXHIBIT 10.20

                             LSQ FUNDING GROUP P.C.
                             SUBORDINATION AGREEMENT

THIS AGREEMENT is entered into as of this 11th day of April 2002 by and between LSQ FUNDING GROUP L.C., a Florida corporation, located at 1403 West Colonial Drive, Orlando, FL 32804 (hereinafter referred to as "LSQ") and GARDEN STATE NUTRITIONALS, a division of VITAQUEST INTERNATIONAL, INC. a Delaware corporation located at 8 Henderson Drive, West Caldwell, New Jersey (hereinafter referred to as "GSN"). (LSQ and GSN are sometimes hereinafter collectively called "Creditors" and individually, a "Creditor").

ARTICLE 1. BACKGROUND
           ----------

         1.01. Health & Nutrition Systems International, Inc, a Florida corporation located at 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33407 (hereinafter referred to as the "Client") entered into a Factoring and Security Agreement with LSQ effective as of March 15, 2002, as same may be modified, extended, or amended from time to time (hereinafter referred to as the "Credit Agreement") pursuant to which the Client sells certain of its accounts receivable to LSQ which accounts receivable arise out of the ordinary course of business as more fully set forth in the Credit Agreement.

         To secure its obligations to LSQ in connection with the Credit Agreement, the Client has provided LSQ with a first priority security interest in all of its accounts receivable, contract rights, documents, instruments, chattel paper, inventory, equipment, general intangibles, books, records, returns, repossessions, deposits and credit balances in relation thereto, and all increases, substitutions and accessions thereto, wherever situated, now owned by the Client or hereafter acquired together with the proceeds of such collateral (hereinafter referred to as the "Collateral").

         1.02 GSN, as the manufacturer of the Client's products, has extended credit to the Client (the "GSN Loans"). In connection therewith, the Client has simultaneously with the execution hereof, granted to GSN a second priority security interest in the Collateral.

         1.03 The Client and GSN have agreed with LSQ that in order for LSQ to provide the financing of the Client as referenced in the Credit Agreement, LSQ must have a first priority lien in the Collateral.

         1.04 The Client and LSQ have agreed that GSN shall have a second priority security interest in the Collateral which security interest shall only be enforceable upon the occurrence of any of the following: (i) the Client has become insolvent or has failed to pay its debts generally as such debts become due (including its obligations to pay under the Credit Agreement) or has admitted in writing its inability to pay any of its indebtedness; (ii) has consented to or has petitioned or applied to any authority for the appointment of a receiver, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or that any such trustee, receiver, liquidator or similar official has been appointed; or (iii) that insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings) have been instituted by or against the Client.

         1.05 Therefore, in consideration of the foregoing and the covenants set forth below, the Creditors have signed this Agreement to establish the relative priorities of their respective security interests in the Collateral and to memorialize certain other agreements with respect to the enforcement of their respective rights and remedies against the Client.

ARTICLE 2. PRIORITIES
           ----------

         LSQ and GSN agree that the priorities of their respective security interests in the Collateral shall be as follows:

         2.01 LSQ's Senior Priority. GSN agrees that LSQ's security interest in the Collateral shall constitute a first and paramount security interest therein. GSN's security interest in the Collateral shall be inferior and subordinate to LSQ's security interest therein. Notwithstanding anything to the contrary set forth in the Credit Agreement, LSQ hereby consents to the granting by Client of a security interest in the Collateral to GSN.

ARTICLE 3. SUBORDINATION AND STAND-BY
           --------------------------

         3.01 GSN agrees that until LSQ has been paid in full for any and all Obligations (as defined in the Credit Agreement) due from the Client pursuant to the Credit Agreement, GSN will not, without LSQ's prior written consent from a duly authorized officer of LSQ, assert or seek to enforce by legal proceedings or otherwise, any security interest or other rights that it may have with respect to the Collateral, and GSN will not accept or receive delivery of any of the Collateral or payment of any proceeds thereof. In the event that GSN should directly or indirectly receive any proceeds of the Collateral, GSN shall immediately notify LSQ of same and promptly remit such proceeds to LSQ. In the event that GSN shall declare the Client to be in default of any term or condition pursuant to the GSN Loans, LSQ may, in its sole discretion, continue its financing arrangement with the Client pursuant to the Credit Agreement and GSN will not take any action to foreclose or realize upon any of the Collateral absent the express written consent of a duly authorized officer of LSQ until such time as the Client's obligations due LSQ under the Credit Agreement have been paid in full.

ARTICLE 4. AMENDMENTS TO DOCUMENTS
           -----------------------

         4.01 GSN agrees and acknowledges that LSQ, in accordance with the terms of the Credit Agreement, may at any time or times, in its discretion, (i) renew or extend the time of payment of any obligations or indebtedness owing to it by the Client; (ii) waive or release any collateral or guaranties which may be held therefor, or (iii) modify or amend the documents evidencing its financing arrangement with the Client (its "Documents") in any manner, in each case without further consent from the other Creditor or any other person, and without impairing or affecting this Agreement or any of its rights hereunder.

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

ARTICLE 5. REPRESENTATIONS CONCERNING THE CLIENT; LIABILITY OF CREDITORS.
           --------------------------------------------------------------

         5.01 No Creditor, nor any of its respective directors, officers, agents or employees, shall be responsible to the other Creditor or to any other person for (i) Client's solvency, financial condition or ability to repay its obligations or indebtedness to any Creditor, (ii) any oral or written statements of the Client or (iii) the validity, sufficiency or enforceability of such indebtedness, any of its Documents or the security interest and liens granted by the Client. Each Creditor has entered into its financing arrangements with the Client based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely on any warranty or representation of the other Creditor with respect to the matters referred to in this Article.

ARTICLE 6. MISCELLANEOUS
           -------------

         6.01 The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of Florida.

         6.02 GSN agrees with LSQ that LSQ shall be provided with simultaneous written notice of any notices pertaining to a default, demand for payment, or termination delivered to any party in connection with the GSN Loans as well as any contemplated amendments, modifications or revisions to the GSN Loans.

         6.03 Any notice, declaration, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing and shall be deemed to have been sufficiently given or served for all purposes when (i) delivered personally; (ii) sent by overnight mail; or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth or provided for such party below, or at such other address as one party may indicate from time to time in writing to the other:

         If to LSQ:          LSQ Funding Group L. C.,
                             1403 West Colonial Drive
                             Orlando, FL   32804
                             Attn: Paul Ellenbogen, Executive Vice President

         If to GSN:          Garden State Nutritionals
                             8 Henderson Drive
                             West Caldwell, New Jersey ______
                             Attn: Scott Yagoda, General Counsel

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

Notices sent in accordance with the foregoing shall be deemed effective when so delivered personally, the next business day if sent by overnight mail; or if mailed, five (5) days after being sent by United States mail.

         6.04 GSN and LSQ represent and warrant that they have not assigned their respective security interests in the Collateral. Any assignment entered into after the date of this Agreement shall be made expressly subject to the terms of this Agreement, and the party so assigning shall give written notice to the other party to this Agreement at least five (5) business days prior to such an assignment.

         6.05 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         6.06 The headings of the various Articles of this Agreement have been inserted for convenience only and shall not be deemed to be part of this Agreement.

         6.07 This Agreement shall be binding upon and inure to the benefit of each of the Creditors and its respective successors, permitted assigns and affiliates.

         6.08 If any term, restriction or covenant of this Agreement is deemed illegal or unenforceable, all other terms, restrictions and covenants, and the application thereof to all persons and circumstances subject hereto, shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed illegal, the application of such term, restriction or covenant to the persons and circumstances shall remain unaffected to the extent permitted by law.

         6.09 The knowledge by either Creditor of any breach or other non-observance by the other Creditor of the terms of this Agreement shall not constitute a waive thereof or of any obligations to be performed by the other Creditor hereunder.

         6.10 Except as provided herein, the subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend or terminate or reform by litigation or otherwise, its respective agreements with the Client until such time as any and all obligations due GSN and LSQ have been paid in full or until GSN and LSQ or their respective heirs or assigns shall have agreed to a written termination hereof.

         6.11 The subordinations and priorities specified herein are applicable, irrespective of the time or order of attachment or perfection of the security interests referred to herein, the time or order of filing of financing statements, or the acquisition of or time of giving or failing to give notice of the acquisition or expected acquisition of purchase money or other security interests.

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

         6.12 This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but which when taken together shall be deemed one and the same instrument.

         6.13 This Agreement is solely for the benefit of the parties hereto and nothing contained herein shall confer upon anyone other than the parties hereto and their permitted successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein; provided, however, that notwithstanding the foregoing, it is acknowledged and agreed that the Client may rely on the consent set forth in
Section 2.01 hereof.

         IN WITNESS WHEREOF, the Creditors have signed this Agreement as of the date first written above.

Witnesses:                            "LSQ"

                                      LSQ FUNDING GROUP L.C.
                                      a Florida corporation

______________________________        By: /s/ A. Maxwell Eliscu
                                         -----------------------------------
                                              A. Maxwell Eliscu
                                              President
------------------------------



                                      "GSN"

                                      Garden State Nutritionals,
                                      a _______________ corporation

                                      /s/ Keith Frankel
------------------------------        ------------------------------------------
                                          Keith Frankel

______________________________        Name: Keith Frankel
                                           ------------------------------------
                                      Title: President and CEO
                                           ------------------------------------

The Client hereby consents to all of the terms and conditions of the foregoing Subordination Agreement, and agrees to be bound in all respects thereby.
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

                                      Health & Nutrition Systems International, Inc.,
                                      a Florida corporation

------------------------------        ------------------------------
                                      Name: Christopher Tisi

______________________________        Title: President and Chief Executive Officer

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